Exhibit 99.2

Designated Filer: Warburg Pincus Private Equity VIII, L.P.

Issuer & Ticker Symbol: Neurogen Corporation [NRGN]

Date of Event Requiring Statement: December 23, 2009

Joint Filers’ Names and Addresses

1.	Name:	Warburg Pincus Partners, LLC
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
2.	Name:	Warburg Pincus LLC
Address:	450 Lexington Avenue
New York, NY 10017
3.	Name:	Warburg Pincus & Co.
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
4.	Name:	Charles R. Kaye
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
5.	Name:	Joseph P. Landy
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue

New York, NY 10017